UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 20, 2015, Sunshine Heart, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to the Company’s lease (the “Lease”) with Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center (the “Landlord”) relating to office space leased by the Company in Eden Prairie, Minnesota.  The Lease is currently scheduled to expire on March 31, 2016.  Pursuant to the Amendment, the term of the Lease was extended for an additional thirty-six (36) months expiring on March 31, 2019.  Pursuant to the terms and conditions of the Amendment, the Landlord also granted the Company an expansion option.  In the event the Company exercises the expansion option, the term of the Lease will expire on October 15, 2022. The Company did not make any payment to the Landlord in connection with the Amendment.

The description of the Amendment above is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Lease, dated as of April 20, 2015, by and between Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2015	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Lease, dated as of April 20, 2015, by and between Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center